CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (this “Agreement”), dated as of April 15, 2026 (the “Effective Date”), is made by and among 2025 Acquisition Company, LLC, a Delaware limited liability company (the “Company”), and each of the parties listed on Schedule A hereto (collectively, the “Contributors” and each a “Contributor”).

RECITALS

WHEREAS, the Company, Bravo Merger Sub, Inc., a Maryland corporation (“Merger Sub”) and Forian, Inc., a Maryland corporation (“Forian”), entered into that certain Agreement and Plan of Merger (the “Merger Agreement”) on April 2, 2026, pursuant to which the Company and Merger Sub has commenced a tender offer for all issued and outstanding shares of Forian and, upon the satisfaction of certain conditions in the Merger Agreement, effect a merger of Merger Sub and Forian resulting in the surviving entity being a wholly-owned subsidiary of the Company (collectively, the “Transactions”);

WHEREAS, each Contributor is a shareholder of Forian Inc., a Maryland corporation (the “Corporation”), and holds that number of shares of common stock of the Corporation set forth next to such Contributor’s name on Schedule A hereto (the “Shares”);

WHEREAS, in connection with the Transactions, each Contributor desires to contribute all of its Shares to the Company (the “Contribution”) in exchange for an equivalent number of units of membership interests of the Company; and

WHEREAS, the parties hereto intend that for U.S. federal and applicable state and local income tax purposes, the Contribution, together with the election by the Company to be treated as a corporation for all U.S. federal and applicable state and local income tax purposes and Forian’s conversion to a limited liability company following the closing of the merger, will constitute a tax-deferred reorganization under Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations and promises herein contained, the parties agree as follows:

AGREEMENT

1.              Contribution of Shares. Upon the terms set forth herein, each Contributor hereby contributes, transfers, and assigns to the Company, and the Company hereby accepts and assumes from each Contributor, all of such Contributor’s right, title and interest in and to all of the Shares, free and clear of all encumbrances.

2.              Consideration for the Shares. In exchange for the Shares contributed by each Contributor to the Company, the Company hereby issues to such Contributor an equivalent number of common units of membership interests of the Company (the “Company Interests”) as reflected on Schedule A hereto.

3.              Closing.

(a)            The consummation of the transactions contemplated hereby (the “Closing”), including the Contribution and the issuance of the Company Interests, shall take place by electronic transmittal of executed documents on the date hereof (the “Closing Date”). The Closing shall be contingent upon and shall be deemed to occur immediately prior to the closing of the Merger (pursuant to and as defined in the Merger Agreement.

(b)           At the Closing, each Contributor shall deliver to the Company (i) the Shares, and (ii) a duly executed counterpart to the Limited Liability Company Agreement of the Company in substantially the form attached hereto as Schedule B (the “LLCA”).

(c)            At the Closing, the Company shall deliver to each Contributor (i) the Company Interests, and (ii) a duly executed counterpart to the LLCA.

4.              Tax Treatment. For U.S. federal and applicable state and local income tax purposes, the parties hereto intend that the Contribution, together with the election by the Company to be treated as a corporation for all U.S. federal and applicable state and local income tax purposes and Forian’s conversion to a limited liability company following the closing of the merger, qualifies as a reorganization under the provisions of Section 368(a)(1)(F) of the Code, and the parties intend, by executing this Agreement, to adopt a “plan of reorganization” within the meaning of Section 368(a) of the Code and Treasury Regulation Sections 1.368-2(g) and 1.368-3. No party hereto shall (or permit any of its affiliates to) take a position on any tax return or in connection with any audit, examination judicial or administrative proceeding, in each case, which is inconsistent with the intended tax treatment described in this Section 4, unless otherwise required pursuant to a “determination,” within the meaning of Section 1313 of the Code.

5.              Company Representations and Warranties. The Company represents and warrants to each Contributor that the following statements are true and correct:

(a)            The execution, delivery and performance of this Agreement by it does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which it is a party or by which it is bound.

(b)           On the execution and delivery of this Agreement by the other parties hereto, this Agreement shall be the valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and other laws of general application limiting the enforcement of creditors rights generally and to the fact that equitable remedies, including injunctive relief and specific performance, are discretionary and may not be ordered in respect of certain defaults.

(c)            All limited liability company action required to be taken by the Company in order to authorize the Company to enter into this Agreement and issue the Company Interests has been taken.

(d)           The Company Interests, when issued and delivered under this Agreement will be validly issued and free and clear of any liens, security interests, or other encumbrances other than restrictions on transfer under applicable securities laws and the LLCA.

(e)            As of immediately after giving effect to the Contribution and the issuance of the Company Interests as contemplated herein (and any other subscriptions for and issuances of Company Interests that are occurring concurrently to the execution of this Agreement, pursuant to the Commitment Letter, dated as of April 2, 2026, by and between the Company and certain Contributors and any related subscription agreements executed concurrently with this Agreement), the authorized equity interests of the Company will consist of 30,000,000 units of membership interests, 21,991,929 units of which will be issued and outstanding.

6.              Representations and Warranties of Each Contributor. Each Contributor represents and warrants to the Company on a several, and not joint, basis that the following statements are true and correct:

(a)            Each Contributor is either (i) a natural person or (ii) an entity that is duly organized, validly existing and in good standing under the respective laws of their state of incorporation or formation.

(b)           Each Contributor has all requisite power and authority (i) to execute and deliver this Agreement and any agreement ancillary to which it will be a party and (ii) to carry out and perform its obligations under the Agreement.

(c)            All actions required to be taken by each Contributor and their respective managers, directors, stockholders, members or trustees in order to authorize the execution and delivery of the Agreement and the performance of all obligations of such Contributor under the Agreement have been taken. The Agreement, when executed and delivered by such Contributor, shall constitute valid and legally binding obligations of such Contributor, enforceable against such Contributor in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(d)           There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or to such Contributor’s knowledge, currently threatened in writing that questions the validity of the Agreement or the right of such Contributor to enter into it, or to consummate the transactions contemplated by the Agreement.

(e)            Each Contributor is the sole record and beneficial owner of its Shares, free and clear of all encumbrances. At the Effective Date of this Agreement, good and valid title to such Shares will pass to Company, free and clear of any encumbrances.

(f)            The Company Interests to be acquired by each Contributor will be acquired for investment for such Contributor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and each Contributor has no present intention of selling, granting any participation in, or otherwise distributing the same. Each Contributor has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Company Interests with the Company’s management. Each Contributor understands that the Company Interests have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act of 1933, as amended (the “Securities Act”) which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of each Contributor’s representations as expressed herein.

Each Contributor understands that the Company Interests are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, each Contributor must hold the Company Interests indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Each Contributor acknowledges that the Company has no obligation to register or qualify the Company Interests. Each Contributor understands that no public market now exists for the Company Interests, and that the Company has made no assurances that a public market will ever exist for the Company Interests. Each Contributor is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

7.              Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision hereof.

8.              Assignment. This Agreement and the rights and obligations hereunder may be transferred by a party only upon the prior written consent of the other party.

9.              Further Assurances. Concurrently with and from time to time after the execution of this Agreement, the parties hereto shall execute and deliver such documents as may be necessary from time to time to effectuate the consummation of the transactions contemplated by this Agreement.

10.           Entire Agreement; Amendments. This Agreement constitutes the entire agreement and understanding among the parties pertaining to the subject matter hereof and supersede any and all prior agreements, whether written or oral, relating hereto. This Agreement may not be modified, amended, or otherwise changed in any manner, except by a writing executed by all of the parties hereto.

11.           Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware of the United States of America without regard to any conflict of law principles.

12.           Venue. The parties expressly agree that the sole and exclusive venue for any action arising under this Agreement shall be a federal or state court sitting in the State of Delaware (collectively, the “Courts”). The parties irrevocably submit to the sole and exclusive jurisdiction in the Courts for purposes of any action, suit or other proceeding relating to or arising out of this Agreement, and waive and agree to waive any challenge to litigating any such action in such Courts on the basis that the venue is improper.

13.           Counterparts. This Agreement and any amendments hereto may be executed and delivered (including by facsimile or other electronic transmission) in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

* * * * * * * *

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IN WITNESS WHEREOF, the parties hereto have caused this Contribution Agreement to be executed as of the date first above written.

THE COMPANY:

2025 ACQUISTION COMPANY, LLC

By:	/s/ Max C. Wygod
Name:	Max C. Wygod
Title:	Chief Executive Officer

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CONTRIBUTOR:

By:	/s/ Max C. Wygod
Name:	Max C. Wygod

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CONTRIBUTOR:

By:	/s/ Emily Bushnell
Name:	Emily Bushnell

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CONTRIBUTOR:

ADMINISTRATIVE TRUST U/ WYGOD FAMILY RV

By:	/s/ Max C. Wygod
Name:	Max C. Wygod
Title:	Co-Trustee

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CONTRIBUTOR:

ADMINISTRATIVE TRUST U/ WYGOD FAMILY RV

By:	/s/ Emily Bushnell
Name:	Emily Bushnell
Title:	Co-Trustee

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CONTRIBUTOR:

WYGOD FAMILY REV LT U/T/A

By:	/s/ Max C. Wygod
Name:	Max C. Wygod
Title:	Co-Trustee

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CONTRIBUTOR:

WYGOD FAMILY REV LT U/T/A

By:	/s/ Emily Bushnell
Name:	Emily Bushnell
Title:	Co-Trustee

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CONTRIBUTOR:

MAX C. WYGOD FAMILY DYNASTY TRUST

By:	/s/ Anthony Vuolo
Name:	Anthony Vuolo
Title:	Trustee

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CONTRIBUTOR:

By:	/s/ Anthony Vuolo
Name:	Anthony Vuolo

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CONTRIBUTOR:

By:	/s/ Larry N. Feinberg
Name:	Larry N. Feinberg

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CONTRIBUTOR:

THE FEINBERG FAMILY FOUNDATION

By:	/s/ Larry N. Feinberg
Name:	Larry N. Feinberg
Title:	CIO

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CONTRIBUTOR:

ORACLE INVESTMENT MANAGEMENT, INC.

By:	/s/ Larry N. Feinberg
Name:	Larry N. Feinberg
Title:	President

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CONTRIBUTOR:

THE FEINBERG FAMILY TRUST

By:	/s/ Adam Usdan
Name:	Adam Usdan
Title:	Trustee

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CONTRIBUTOR:

By:	/s/ Adam H. Dublin
Name:	Adam H. Dublin

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CONTRIBUTOR:

ADAM H. DUBLIN 2019 FAMILY TRUST

By:	/s/ Phyllis Dublin
Name:	Phyllis Dublin
Title:	Co-Trustee

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CONTRIBUTOR:

By:	/s/ Carl Berg
Name:	Carl Berg

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CONTRIBUTOR:

RACHEL BERG GST EXEMPT 2012 TRUST

By:	/s/ Carl Berg
Name:	Carl Berg
Title:	Trustee

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CONTRIBUTOR:

Rachel Berg

By:	/s/ Carl Berg
Name:	Carl Berg
Title:	Authorized Signatory

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CONTRIBUTOR:

Eric Berg

By:	/s/ Carl Berg
Name:	Carl Berg
Title:	Authorized Signatory

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CONTRIBUTOR:

Adam Berg

By:	/s/ Carl Berg
Name:	Carl Berg
Title:	Authorized Signatory

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CONTRIBUTOR:

Emma Berg

By:	/s/ Carl Berg
Name:	Carl Berg
Title:	Authorized Signatory

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CONTRIBUTOR:

Alexander Berg

By:	/s/ Carl Berg
Name:	Carl Berg
Title:	Authorized Signatory

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CONTRIBUTOR:

MARBLE LANE PARTNERS I, LLC

By:	/s/ David Mehlman
Name:	David Mehlman
Title:	Managing Member

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CONTRIBUTOR:

By:	/s/ Michael Sawyer
Name:	Michael Sawyer

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CONTRIBUTOR:

NELL AND JANE CAMERON 2006 TRUST

By:	/s/ Keri Cameron
Name:	Keri Cameron
Title:	Trustee

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CONTRIBUTOR:

360 Ventures, LLC

By:	/s/ Shahir Kassam-Adams
Name:	Shahir Kassam-Adams
Title:	General Manager

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CONTRIBUTOR:

By:	/s/ Charles Mele
Name:	Charles Mele

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CONTRIBUTOR:

By:	/s/ Michael Glick
Name:	Michael Glick

By:	/s/ Sharon Glick
Name:	Sharon Glick

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CONTRIBUTOR:

MILK TOWN PARTNERS LLC

By:	/s/ Thomas J. Coleman
Name:	Thomas J. Coleman

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CONTRIBUTOR:

THOMAS J. COLEMAN REVOCABLE TRUST

By:	/s/ Thomas J. Coleman
Name:	Thomas J. Coleman

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CONTRIBUTOR:

By:	/s/ Peter Dublin
Name:	Peter Dublin

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CONTRIBUTOR:

By:	/s/ Todd Dublin
Name:	Todd Dublin

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CONTRIBUTOR:

By:	/s/ Stephen Rich
Name:	Stephen Rich

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CONTRIBUTOR:

By:	/s/ Kerry Smith
Name:	Kerry Smith

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CONTRIBUTOR:

By:	/s/ Bradley Khouri
Name:	Bradley Khouri

[Signature Page to Contribution Agreement]

CONTRIBUTOR:

By:	/s/ Joe Luter
Name:	Joe Luter

[Signature Page to Contribution Agreement]

CONTRIBUTOR:

THE TRUSTEES OF UNION COLLEGE

By:	/s/ John B. Cozzolino
Name:	John B. Cozzolino

[Signature Page to Contribution Agreement]

Schedule A

Shares to be Contributed to the Company

Name	Shares to be Contributed	Company Interests to be Received
Max C. Wygod	1,328,927 shares of common stock of Forian Inc.	1,328,927 common units of membership interests of the Company
Emily Bushnell	901,224 shares of common stock of Forian Inc.	901,224 common units of membership interests of the Company
Administrative Trust U/ Wygod Family RV	1,040,899 shares of common stock of Forian Inc.	1,040,899 common units of membership interests of the Company
Wygod Family REVLT U/T/A	1,489,576 shares of common stock of Forian Inc.	1,489,576 common units of membership interests of the Company
Max C. Wygod Family Dynasty Trust	3,645,399 shares of common stock of Forian Inc.	3,645,399 common units of membership interests of the Company
Anthony Vuolo	370,396 shares of common stock of Forian Inc.	370,396 common units of membership interests of the Company
Larry N. Feinberg	281,380 shares of common stock of Forian Inc.	281,380 common units of membership interests of the Company
The Feinberg Family Foundation	7,200 shares of common stock of Forian Inc.	7,200 common units of membership interests of the Company
Oracle Investment Management, Inc.	1,077,527 shares of common stock of Forian Inc.	1,077,527 common units of membership interests of the Company
The Feinberg Family Trust	748,865 shares of common stock of Forian Inc.	748,865 common units of membership interests of the Company

Adam H. Dublin	2,505,533 shares of common stock of Forian Inc.	2,505,533 common units of membership interests of the Company
Adam H. Dublin 2019 Family Trust	1,831,526 shares of common stock of Forian Inc.	1,831,526 common units of membership interests of the Company
Edward Francis Spaniel Jr.	688,965 shares of common stock of Forian Inc.	688,965 common units of membership interests of the Company
Carl Berg	597,000 shares of common stock of Forian Inc.	597,000 common units of membership interests of the Company
Carl Berg and Rachel Berg	525,000 shares of common stock of Forian Inc.	525,000 common units of membership interests of the Company
Rachel Berg GST Exempt 2012 Trust	237,578 shares of common stock of Forian Inc.	237,578 common units of membership interests of the Company
Rachel Berg	52,000 shares of common stock of Forian Inc.	52,000 common units of membership interests of the Company
Eric Berg	32,300 shares of common stock of Forian Inc.	32,300 common units of membership interests of the Company
Adam Berg	30,300 shares of common stock of Forian Inc.	30,300 common units of membership interests of the Company
Emma Berg	36,700 shares of common stock of Forian Inc.	36,700 common units of membership interests of the Company
Alexander Berg	30,000 shares of common stock of Forian Inc.	30,000 common units of membership interests of the Company
Marble Lane Partners I, LLC	1,472,984 shares of common stock of Forian Inc.	1,472,984 common units of membership interests of the Company
Michael Sawyer	717,699 shares of common stock of Forian Inc.	717,699 common units of membership interests of the Company

Nell and Jane Cameron 2006 Trust	618,908 shares of common stock of Forian Inc.	618,908 common units of membership interests of the Company
360 Ventures, LLC	202,434 shares of common stock of Forian Inc.	202,434 common units of membership interests of the Company
Charles Mele	103,911 shares of common stock of Forian Inc.	103,911 common units of membership interests of the Company
Michael Glick and Sharon Glick	80,154 shares of common stock of Forian Inc.	80,154 common units of membership interests of the Company
Milk Town Partners LLC	237,578 shares of common stock of Forian Inc.	237,578 common units of membership interests of the Company
Thomas J. Coleman Revocable Trust	670,900 shares of common stock of Forian Inc.	670,900 common units of membership interests of the Company
Peter Dublin	23,757 shares of common stock of Forian Inc.	23,757 common units of membership interests of the Company
Todd Dublin	11,000 shares of common stock of Forian Inc.	11,000 common units of membership interests of the Company
Stephen Rich	100,293 shares of common stock of Forian Inc.	100,293 common units of membership interests of the Company
Kerry Smith	47,516 shares of common stock of Forian Inc.	47,516 common units of membership interests of the Company
Bradley Khouri	22,500 shares of common stock of Forian Inc.	22,500 common units of membership interests of the Company
Joe Louter	24,000 shares of common stock of Forian Inc.	24,000 common units of membership interests of the Company
The Trustees of Union College	200,000 shares of common stock of Forian Inc.	200,000 common units of membership interests of the Company

TOTAL	21,991,929 shares of common stock of Forian Inc.	21,991,929 common units of membership interests of the Company

Schedule B

Limited Liability Company Agreement of the Company